Exhibit 5


                                   SECOND AMENDMENT
                            REVOLVING LINE OF CREDIT NOTE


          $20,000,000.00            Houston, Texas       September 30, 1997

          WHEREAS, EIF HOLDINGS, INC., a Hawaii corporation ("Maker") heretofore executed and delivered to AMERICAN ECO CORPORATION, an Ontario, Canada corporation (the "Payee") a certain promissory note (the "Note"), dated March 1, 1996, in the original principal amount of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00); and

          WHEREAS, the original Note matured as of July 31, 1997, and a renewal, extension and modification of the Note (the "First Amendment") was executed September 22, 1997;

          WHEREAS, the parties desire to increase the maximum line of credit available under the Note from $15,000,000 to $20,000,000.

          NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES DESCRIBED ABOVE AND FOR VALUE RECEIVED, the Maker hereby promises to pay to the order of Payee in lawful money of the United States, up to the principal sum of Twenty Million and no/100s (U.S. $20,000,000.00), with interest at the rate set forth in the Note and First Amendment.

          This Note is given in enlargement and modification, but not in cancellation, discharge or extinguishment of the Note or First Amendment Note (described above), the terms and provisions of which are incorporated herein by reference for all purposes, except where in conflict with the provisions herein, which event the terms of this Second Amendment shall control.

                                             MAKER:

                                             EIF HOLDINGS, INC.


                                             By: ____________________
                                             Name: __________________
                                             Title: _________________


          ACCEPTED AND AGREED TO:

          PAYEE:

          AMERICAN ECO CORPORATION


          By: ________________________
          Name: ______________________
          Title: _____________________